UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On March 17, 2014, Bunge Finance Europe B.V. (“BFE”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $1.75 billion revolving credit facility, dated March 17, 2014 (the “Revolving Credit Facility”), with ABN AMRO Bank N.V. (“ABN AMRO”), as facility agent, and certain lenders party thereto (the “Lenders”).  The Revolving Credit Facility matures on the third anniversary of the effective date of the Revolving Credit Facility.  BFE has the option to request an extension of the maturity date of the Revolving Credit Facility for two additional one-year periods.  Each Lender in its sole discretion may agree to any such extension request.  BFE may also, from time to time, with the consent of the facility agent, request one or more of the existing Lenders or new lenders to increase the total commitments under the Revolving Credit Facility by up to $250,000,000 pursuant to an accordion provision.  BFE may use proceeds from borrowings under the Revolving Credit Facility to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding indebtedness of BFE and pay expenses incurred in connection with the Revolving Credit Facility and any pari passu indebtedness.  The Revolving Credit Facility replaced the existing $1.75 billion revolving facility agreement, dated March 23, 2011 (the “Terminated Revolving Facility Agreement”), among BFE, ABN AMRO, as facility agent, and certain lenders party thereto.  No borrowings were outstanding under the Terminated Revolving Facility Agreement on March 17, 2014.

Borrowings under the Revolving Credit Facility will bear interest at LIBOR plus a margin, which will vary from 0.70% to 1.70%, based on the senior long-term unsecured debt ratings provided by Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) of (a) Bunge, or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust, or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then Bunge Limited Finance Corp. (the “Rating Level”).  Amounts under the Revolving Credit Facility that remain undrawn are subject to a commitment fee payable quarterly in arrears at a rate of 35% of the margin specified above, which will vary based on the Rating Level at each such quarterly payment date.  BFE also will pay a fee that will vary from 0.10% to 0.40% based on BFE’s utilization of the Revolving Credit Facility.

The Revolving Credit Facility contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BFE, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures and customary events of default.

The obligations of BFE under the Revolving Credit Facility are guaranteed by Bunge pursuant to a guaranty agreement, dated March 17, 2014 (the “Guaranty”).  The Guaranty contains certain customary representations and warranties and affirmative and negative covenants.  The Guaranty requires Bunge to maintain a specified minimum consolidated net worth, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio, a minimum current assets to current liabilities ratio and a maximum balance of secured indebtedness.  The Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

From time to time, certain of the Lenders under the Revolving Credit Facility and/or their affiliates provide financial services to Bunge, BFE and other subsidiaries of Bunge.

The Revolving Credit Facility agreement and Guaranty are included as Exhibit 10.1 and Exhibit 10.2, respectively, hereto.  The foregoing descriptions of the Revolving Credit Facility and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated March 17, 2014

10.2	Guaranty by Bunge Limited pursuant to the Revolving Credit Agreement, dated March 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 19, 2014

BUNGE LIMITED

By:	/s/ Carla Heiss
	Name:	Carla Heiss
	Title:	Deputy General Counsel,
Chief Compliance Officer and
Assistant Secretary

EXHIBITS

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated March 17, 2014

10.2	Guaranty by Bunge Limited pursuant to the Revolving Credit Agreement, dated March 17, 2014